UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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RIGHTNOW TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of RightNow Technologies, Inc. to be held at 11:30 a.m. Mountain Daylight Savings Time on Thursday, June 7, 2007 at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715.

Your vote at the Annual Meeting is important to us. At the Annual Meeting, the stockholders will be asked to elect three directors, to ratify the appointment of our independent registered public accounting firm for 2007, to approve an amendment to our 2004 Equity Incentive Plan to provide for an automatic annual stock option grant to our lead independent director, and to reapprove our 2004 Equity Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The accompanying Notice of 2007 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

Our Board of Directors recommends that stockholders vote in favor of the election of the nominated directors, the ratification of our independent registered public accounting firm, the approval of the amendment to our 2004 Equity Incentive Plan to provide for an automatic annual stock option grant to our lead independent director and the reapproval of our 2004 Equity Incentive Plan for Section 162(m) purposes. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or, if eligible, vote by Internet. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Greg R. Gianforte
Chairman, Chief Executive Officer and President

RIGHTNOW TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of RightNow Technologies, Inc., a Delaware corporation, will be held on Thursday, June 7, 2007, at 11:30 a.m. Mountain Daylight Savings Time at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715, as more fully described in the Proxy Statement accompanying this Notice. Matters to be voted upon at the Annual Meeting include the following:

1.                To elect three directors to serve for a three-year term ending at the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.                To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007;

3.                To approve an amendment to our 2004 Equity Incentive Plan to provide for an automatic annual stock option grant to our lead independent director;

4.                To reapprove our 2004 Equity Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and

5.                To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 13, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or submit your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner). Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Alan A. Rassaby
Secretary
Bozeman, Montana
May 4, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY INTERNET, IF ELIGIBLE.

RIGHTNOW TECHNOLOGIES, INC.
136 Enterprise Boulevard
Bozeman, Montana 59718

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007

General

The enclosed proxy (the “Proxy”) is solicited on behalf of the Board of Directors (the “Board”) of RightNow Technologies, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders to be held on Thursday, June 7, 2007 (the “Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting will be held at 11:30 a.m. Mountain Daylight Savings Time at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715. These Proxy solicitation materials were mailed on or about May 4, 2007 to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy. On April 13, 2007, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were of 32,951,768 shares of our common stock (the “Common Stock”) outstanding and approximately 87 holders of record according to information provided by our transfer agent. No shares of our preferred stock are outstanding. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Stockholders may not cumulate votes in the election of directors.

The presence at the Annual Meeting, either in person or by proxy, of holders of shares of our outstanding stock entitled to vote and representing a majority of the voting power of all of such shares shall constitute a quorum for the transaction of business. In the election of directors under Proposal One, the three nominees receiving the highest number of affirmative votes of the Common Stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be elected. With regard to Proposal Two, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is being sought. With regard to Proposal Three, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is being sought. With regard to Proposal Four, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is being sought.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of directors. With regard to Proposals Two, Three and Four, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

Proxies

If the enclosed form of Proxy is properly signed and returned to us, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board under Proposal One unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Two described in the accompanying Notice and Proxy and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Three described in the accompanying Notice and Proxy and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Four described in the accompanying Notice and Proxy. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our corporate Secretary, at our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana 59718, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Voting Electronically through the Internet

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically through the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the envelope provided.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. Stockholder proposals that are intended to be presented at our 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than January 4, 2008, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current Bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not more than 90 calendar days prior to the anniversary date of the immediately preceding annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 20, 2008, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana 59718. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the 2007 Annual Meeting. The enclosed Proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Note with Respect to Forward-Looking Statements

We have made certain forward-looking statements in this Proxy Statement that relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar words and expressions are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our board of directors. As a result, a portion of our board of directors will be elected each year. Our board of directors currently consists of seven persons. Messrs. Gianforte, Avis and Kendra have been designated Class I directors whose terms expire at the 2007 Annual Meeting. Messrs. Evans and Lansing have been designated Class II directors whose terms expire at the 2008 Annual Meeting of Stockholders. Mr. Allen and Ms. Taylor have been designated Class III directors whose terms expire at the 2009 Annual Meeting.

The class whose term of office expires at the Annual Meeting currently consists of three directors. On the recommendation of the nomination and governance committee, our board of directors, including its independent directors, selected and approved Messrs. Gianforte, Avis and Kendra as nominees for election in the class being elected at the Annual Meeting to serve for a term of three years, expiring at the 2010 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. If these nominees are elected, our board of directors will consist of seven persons.

Each nominee for election is currently a member of our board of directors and has agreed to serve if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below.

Directors and Nominees

The names of our directors and nominees, their ages and positions as of April 27, 2007, and biographical information about them, are as follows:

Name	Age	Position
Greg R. Gianforte	46	Chairman, Chief Executive Officer and President
Richard E. Allen(1)(2)	50	Director
Gregory M. Avis(1)(3)	48	Director
Roger L. Evans(2)(3)	61	Director
Thomas W. Kendra(1)	52	Director
William J. Lansing(3)	49	Director
Margaret L. Taylor(2)	56	Director

(1)          Member of Audit Committee. Mr. Kendra was appointed to the Audit Committee in March 2007.

(2)          Member of Compensation Committee

(3)          Member of Nomination and Governance Committee

Nominees for Term Ending Upon the 2010 Annual Meeting of Stockholders

Greg R. Gianforte, 46, is our founder, Chairman, Chief Executive Officer and President. Prior to founding RightNow in September 1995, he was the Vice President of North American Sales of McAfee, Inc. (formerly Network Associates, Inc.), a provider of network security and tools. Before joining McAfee Associates, Mr. Gianforte founded Brightwork Development, a developer of network management applications, in 1986, and served as President of Brightwork until 1994 when Brightwork was acquired by McAfee Associates. Mr. Gianforte also beneficially owns, directly or indirectly, a membership interest in Genesis Partners, LLC, from whom we lease our principal offices. Mr. Gianforte holds a B.E. degree in electrical engineering and an M.S. degree in computer science from Stevens Institute of Technology.

Gregory M. Avis, 48, has served on our board of directors since December 2000. Mr. Avis has been a managing partner of Summit Partners, a private equity and venture capital firm, since 1990. Mr. Avis also serves on the board of directors of Ditech Communications Corporation, a telecommunications products developer, and serves on the board of directors of several privately held companies. Mr. Avis holds a B.A. degree, cum laude, in political economy from Williams College and an M.B.A. degree with Distinction from Harvard University.

Thomas W. Kendra, 52, was appointed to our board of directors in March 2007. Mr. Kendra is currently the group president of the Security and Data Management Group (SDMG) at Symantec Corporation, an infrastructure software company. Prior to this position, he was the group president of Worldwide Sales and Services at Symantec from January 2004 to April 2007. Before joining Symantec in January 2004, he spent 26 years at International Business Machines Corp (IBM), an information technology company, where he was a member of IBM’s senior leadership team. During his career at IBM, he held executive positions in software, hardware and support. Other executive positions he held at IBM include vice president of marketing and sales for the database division; vice president of software for the Western United States; and director of support and services for IBM’s U.S. software business. Mr. Kendra holds a B.A. degree in business administration from Indiana University.

Continuing Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders

William J. Lansing, 49, has served on our board of directors since April 2000. Mr. Lansing has been Chief Executive Officer, President and a director of ValueVision Media, Inc., a direct marketing company, since December 2003. Mr. Lansing was a general partner of General Atlantic Partners, LLC, a private equity investment firm, from 2001 to December 2003. From 2000 to September 2001, Mr. Lansing was the Chief Executive Officer and a director of NBC Internet, Inc., an Internet portal company. From 1998 to March 2000, Mr. Lansing served in various positions for Fingerhut Companies, Inc., a direct marketing company, including President and Chief Executive Officer. From November 1996 to May 1998, Mr. Lansing served as Vice President of Corporate Business Development for General Electric Corp. and was a member of General Electric’s Corporate Executive Council. From January 1996 to October 1996, he served as Chief Operating Officer of Prodigy, Inc., an on-line service company. From 1986 through 1995, Mr. Lansing was first an associate and later a principal at McKinsey & Co., a management consulting company. In addition to serving on the board of directors of ValueVision Media, Mr. Lansing serves on the board of directors of Digital River, Inc., an electronic commerce solutions provider, and Fair Isaac Corporation, a decision analytics company. Mr. Lansing holds a B.A. degree in English from Wesleyan University and a J.D. degree from Georgetown University.

Roger L. Evans, 61, has served on our board of directors since December 1999. Mr. Evans has been associated with Greylock, a venture capital firm, since 1989, and has been a general partner of Greylock Partners since 1991. Prior to joining Greylock, he served as President and Chief Executive Officer of Micom Systems, Inc., a data communications equipment manufacturer, which he co-founded in 1976.

Mr. Evans serves on the board of directors of several privately held high tech companies and holds an M.A. degree in economics from King’s College in Cambridge, England.

Continuing Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders

Richard E. Allen, 50, has served on our board of directors since May 2004. Mr. Allen was the Chief Financial Officer of J.D. Edwards (now Oracle, Inc.), an enterprise application software company, from January 1990 to September 2003, and had held several senior management positions and titles since joining J.D. Edwards in August 1985. Mr. Allen served as a member of J.D. Edwards’ board of directors from September 1991 to July 2003. Prior to joining J.D. Edwards, Mr. Allen served as controller for Luff Exploration, an oil and gas exploration and production company, from 1982 to 1985, and as a senior accountant with Coopers & Lybrand, a public accounting firm, from 1979 to 1982. Mr. Allen currently serves on the board of directors of three privately-held companies. Mr. Allen holds a B.A. degree in business administration with a concentration in accounting from Colorado State University.

Margaret L. Taylor, 56, is our lead independent director and has served on our board of directors since April 2000. Ms. Taylor has been a managing partner of B3 Ventures, an investment management firm, since 1999. Ms. Taylor served as President of PeopleSoft Investments, Inc., a subsidiary of PeopleSoft, Inc. and a provider of enterprise application software, from December 1998 to December 2005; and as President of Nevada Pacific Development Corp., a consulting services firm, from 2000 to 2003. From 1999 to 2001, Ms. Taylor served as the Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From 1989 to 1999, Ms. Taylor was the Senior Vice President of PeopleSoft (now Oracle, Inc.). Prior to joining PeopleSoft in 1989, she served in various management positions for The Hibernia Bank of San Francisco, California and the Bank of California. Ms. Taylor also serves on the board of directors of Fair Isaac Corporation, a decision analytics company, and serves on the board of directors of two privately held companies. Ms. Taylor holds a B.A. degree in communications and psychology from Lone Mountain College.

There are no family relationships among any of our directors, nominees or executive officers.

Corporate Governance, Board Composition and Board Committees

Independent Directors.   Each of our directors other than Mr. Gianforte qualifies as an independent director in accordance with the published listing requirements of The Nasdaq Stock Market LLC, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management, including transactions in the ordinary course of business between us and entities with which some of our directors are associated.

Lead Independent Director.   On May 31, 2006, our board of directors appointed Ms. Taylor, one of our non-employee directors, to serve in a lead independent director capacity. Ms. Taylor’s specific responsibilities as lead independent director consist of: (a) advising the chairman of the board as to an appropriate schedule of board meetings; (b) providing the chairman of the board with input as to the preparation of the agendas for the board and committee meetings; (c) advising the chairman of the board as to the quality, quantity and timeliness of the information submitted by our management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties; (d) developing the agendas for and serving as chairperson of the executive session of our board’s non-employee directors; and (e) serving as principal liaison between our non-employee directors and our chairman of the board on sensitive issues.

Board Structure and Committees.   Our board of directors has established an audit committee, a compensation committee and a nomination and governance committee. Our board of directors and its committees set schedules to meet throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our web site at http://www.rightnow.com under the Investor Relations section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Audit Committee.   The audit committee of our board of directors reviews and monitors our corporate financial statements and reporting and our internal and external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. In accordance with our audit committee’s charter and our policies regarding related person transactions, all related person transactions are approved by our audit committee and board of directors before we enter into them. Please see the information set forth under the heading “Policies and Procedures for Related Person Transactions” in this Proxy Statement for additional details about our policies regarding related person transactions. The current members of our audit committee are Messrs. Allen (Chair), Avis and Kendra. Mr. Kendra was appointed in March 2007 to fill a vacancy created when Ms. Taylor resigned from our audit committee. Our audit committee held six meetings during 2006.

In addition to qualifying as independent under the Nasdaq rules, each member of our audit committee can read and has an understanding of fundamental financial statements, and each qualifies as independent under special standards established by the SEC for members of audit committees.

Our audit committee includes at least one member who has been determined by our board of directors to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Allen is the independent director who has been determined to be an audit committee financial expert. This designation is a disclosure requirement of the SEC related to Mr. Allen’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Allen any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

Compensation Committee.   The compensation committee of our board of directors reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and stock options and other incentive compensation arrangements. In addition, our compensation committee administers our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and from time to time assists our board of directors in administering our stock option plans with respect to all of our other employees. Our compensation committee also reviews and approves various other of our compensation policies and matters. The current members of our compensation committee are Messrs. Allen and Evans and Ms. Taylor (Chair). Our compensation committee held five meetings during 2006.

Nomination and Governance Committee.   The nomination and governance committee of our board of directors reviews and reports to our board of directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our nomination and governance committee reviews and makes recommendations to our board of directors regarding the size and composition of our board of directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our board of directors. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our and our stockholders’ long-term interests. These factors, and others as considered useful by our nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of our board of directors at a particular point in time. As a result, the priorities and emphasis of our nomination and governance committee and of our board of directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. Our nomination and governance committee leads the search for and selects, or recommends that our board of directors select, candidates for election to our board of directors (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our board of directors typically have been suggested by other members of our board of directors or by our executive officers. From time to time, our nomination and governance committee may engage the services of a third-party search firm to identify director candidates. The members of our nomination and governance committee are Messrs. Avis, Evans and Lansing (Chair). Our nomination and governance committee held four meetings during 2006.

Although our nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement and is accompanied by certain required information about the candidate, in accordance with the procedures set forth in Article III, Section 3.02 of our Bylaws and in the charter of our nomination and governance committee. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair of our nomination and governance committee, care of our corporate Secretary, by the deadline for stockholder proposals set forth above under “Deadline for Receipt of Stockholder Proposals.” The charter of our nomination and governance committee and Article III, Section 3.02 of our Bylaws require that such recommendation specify the following information: (a) the name and address of the nominee; (b) the name and address of the stockholder making the nomination; (c) the number of shares of our common stock entitled to vote at such meeting held by the stockholder; (d) a representation that the nominating stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (e) the nominee’s qualifications for membership on our board of directors; (f) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director; (g) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (h) all other companies to which the nominee is being recommended as a nominee for director; and (i) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates.

Our nomination and governance committee has not received any nominations from any of our stockholders in connection with this Annual Meeting. On the recommendation of our nomination and governance committee, our board of directors, including its independent directors, selected and approved the nomination of Messrs. Gianforte, Avis and Kendra for election at the Annual Meeting. Mr. Kendra was initially suggested as a candidate for our board of directors by the chief executive officer of a technology company with whom we partner. Messrs. Gianforte and Avis are standing for re-election by our stockholders and Mr. Kendra is standing for election by our stockholders.

Director Resignation Policy.   In order to ensure appropriate representation on our board of directors, our board of directors has adopted a policy regarding resignation upon a director’s retirement or change in principal occupation or business association from the position the director held on the latter of: (a) the effective date of the policy; (b) the date when the director was last elected to our board of directors; and (c) the date, if any, our board of directors last rejected an offer by the director to resign under the policy. Under the policy, upon such a change in position, a director shall offer his or her resignation as a board member to our nomination and governance committee, which committee will then recommend that our board of directors accept or reject the offer of resignation based on a review of the individual’s change in position and any effect it may have on the director’s service on our board of directors in all circumstances.

Board and Committee Meetings.   Our board of directors held eight meetings during 2006 and acted by written consent on three occasions in 2006. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2006. All of our current directors except for Mr. Evans and Ms. Taylor attended our annual meeting of stockholders in 2006. Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, directors are encouraged to attend, except where the failure to attend is due to unavoidable circumstances or conflicts.

Stockholder Communications.   Our board of directors has implemented a process by which stockholders may send written communications to the attention of the board, any committee of the board or any individual board member, care of our corporate Secretary at 136 Enterprise Boulevard, Bozeman, Montana 59718. This centralized process will assist the board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. Our corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration will not be forwarded to the board. Any communications not forwarded to the board will be retained for a period of twelve months and made available to any of our independent directors upon their general request to view such communications. In addition, our corporate Secretary will provide all non-forwarded communications to the Chairman of our nomination and governance committee at least annually. There were no changes in this process in 2006.

Code of Ethics and Business Conduct. Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of ethics and business conduct is posted on our web site at http://www.rightnow.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), at the same location on our web site identified above. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Required Vote

The three nominees receiving the highest number of affirmative votes of the outstanding shares of the Common Stock present or represented by proxy and entitled to be voted for them, shall be elected as directors. Each Proxy cannot be voted for a greater number of persons than three.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG LLP, our independent registered public accounting firm during 2006, to serve in the same capacity for 2007, and we are asking stockholders to ratify this appointment. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in our and our stockholders’ best interests.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for the years ended December 31, 2005 and 2006 were as follows:

Services rendered	2005	2006
Audit(1)	$581,252	$610,000
Audit-related(2)	—	—
Tax(3)	72,631	$131,014
All other fees(4)	2,400	—
Total	$656,283	$741,014

(1)          Fees billed for the audit of our annual financial statements for the years ended December 31, 2006 and 2005. Audit services for 2005 and 2006 include fees for the audit of annual financial statements, including internal control over financial reporting, quarterly reviews, statutory audits of foreign subsidiaries and consents on Form S-8.

(2)          None.

(3)          Tax fees for compliance, planning and expatriate tax services.

(4)          Accounting research tool.

Determination of Independence

Our audit committee has determined that the fees received by KPMG LLP for the non-audit services listed above are compatible with maintaining KPMG LLP’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our audit committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Our audit committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided at or near the beginning of the year to which the services pertain. Our audit committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our audit committee at the next scheduled meeting.

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2007.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for 2007.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN TO PROVIDE FOR AN
AUTOMATIC ANNUAL STOCK OPTION GRANT TO OUR LEAD INDEPENDENT DIRECTOR

General

We are asking our stockholders to approve an amendment to our 2004 Equity Incentive Plan (the “2004 Plan”) to provide for an automatic annual stock option grant to our lead independent director. If this Proposal Three is approved by our stockholders, our lead independent director, if he or she has not received an initial Board election grant during the same calendar year, will automatically be granted on the date of each annual stockholders’ meeting an additional immediately exercisable option to purchase 1,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock on the date of grant and with a term of 10 years following the date of grant. Should such stockholder approval not be obtained, our Board would still be able to make discretionary stock option grants to our lead independent director as currently permitted under the 2004 Plan.

Our Board believes it necessary to make such a change to the 2004 Plan in order to retain the service of our lead independent director in such a capacity. Our Board adopted the 2004 Plan in May 2004, our stockholders subsequently approved it in June 2004 and it became effective on August 4, 2004. The amendment to the 2004 Plan for which stockholder approval is sought under this Proposal Three was adopted by our Board on April 24, 2007. Under applicable Nasdaq Stock Market rules, we are required to obtain stockholder approval of the amendment to the 2004 Plan. As of March 31, 2007, there were options outstanding under the 2004 Plan to purchase 2,818,209 shares of common stock, an aggregate of 161,661 shares of common stock had been issued pursuant to the 2004 Plan, and an aggregate of 3,520,130 shares remained available for future issuance pursuant to the terms of the 2004 Plan.

2004 Plan Description

A copy of the 2004 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. A summary of the material terms of the 2004 Plan, including the amendment which will become effective upon stockholder approval of this Proposal Three, can be found below in this Proxy Statement under the heading “Proposal Four—2004 Plan Description.” This summary, however, does not purport to be a complete description of the 2004 Plan and is qualified in its entirety by reference to the complete copy of the 2004 Plan in Appendix A.

Certain Federal Income Tax Consequences

A summary of the principal U.S. federal income tax consequences generally applicable to awards made under the 2004 Plan can be found below in this Proxy Statement under the heading “Proposal Four—Certain Federal Income Tax Consequences.”

Accounting Treatment

A summary of the accounting treatment generally applicable to awards made under the 2004 Plan can be found below in this Proxy Statement under the heading “Proposal Four—Accounting Treatment.”

2004 Plan Benefits

Information regarding 2004 Plan benefits can be found below in this Proxy Statement under the heading “Proposal Four—2004 Plan Benefits.” If this Proposal Three is approved by our stockholders, our lead independent director, if he or she has not received an initial Board election grant during the same calendar year, will automatically be granted on the date of each annual stockholders’ meeting an additional immediately exercisable option to purchase 1,000 shares of our common stock, at an exercise price equal to

100% of the fair market value of our common stock on the date of grant and with a term of 10 years following the date of grant. Should such stockholder approval not be obtained, our Board would still be able to make discretionary stock option grants to our lead independent director as currently permitted under the 2004 Plan, and would intend to do so on an annual basis. Margaret Taylor currently serves as our lead independent director and will continue to serve in such capacity through May 2009. In May 2006, Ms. Taylor received a discretionary grant of an immediately exercisable option to purchase 1,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock on the date of grant and with a term of 10 years following the date of grant.

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to approve the amendment to our 2004 Plan to provide for an automatic annual stock option grant to our lead independent director. Should such stockholder approval not be obtained, our Board would still be able to make discretionary stock option grants to our lead independent director as currently permitted under the 2004 Plan.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the approval of the amendment to our 2004 Plan to provide for an automatic annual stock option grant to our lead independent director.

PROPOSAL FOUR:

REAPPROVAL OF OUR 2004 EQUITY INCENTIVE PLAN TO PRESERVE OUR ABILITY TO DEDUCT COMPENSATION THAT QUALIFIES AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

General

Our Board adopted the 2004 Equity Incentive Plan (the “2004 Plan”) in May 2004, our stockholders subsequently approved it in June 2004 and it became effective on August 4, 2004. We are asking our stockholders to reapprove the material terms of the 2004 Plan, as amended, at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Should such stockholder reapproval not be obtained, then the 2004 Plan will still continue in full force and effect, but we will not be able to deduct compensation under the 2004 Plan that would have otherwise qualified as “performance-based” compensation under Section 162(m) of the Code. As of March 31, 2007, there were options outstanding under the 2004 Plan to purchase 2,818,209 shares of common stock, an aggregate of 161,661 shares of common stock had been issued pursuant to the 2004 Plan, and an aggregate of 3,520,130 shares remained available for future issuance pursuant to the terms of the 2004 Plan.

Pursuant to Section 162(m) of the Code (“Section 162(m)”), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers (within the meaning of Section 162(m)) that exceeds $1 million in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Most awards granted to date under the 2004 Plan are designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Most awards granted after the Annual Meeting will continue to be designed to qualify as “performance-based” compensation if our stockholders reapprove the material terms of the 2004 Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

A copy of the 2004 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the material terms of the 2004 Plan does not purport to be a complete description of the 2004 Plan and is qualified in its entirety by reference to the complete copy of the 2004 Plan in Appendix A.

2004 Plan Description

Administration of the 2004 Plan.   The 2004 Plan is administered by the compensation committee of our Board or by our Board with respect to directors and executive officers, and by our Board with respect to all other employees unless our Board otherwise delegates that function to the compensation committee. The administrator has complete discretion and authority to establish rules for the administration of the 2004 Plan, select the persons to whom awards are granted, determine the types of awards to be granted and the number of shares of common stock, securities or other property covered by awards, effect the cancellation, forfeiture or suspension of awards, and set the terms and conditions of awards. The administrator also may accelerate the exercisability of any award, or determine whether the payment of any amounts payable under any award shall be deferred. Awards may provide that upon grant or exercise, the holder will receive shares of common stock, other securities or property, cash, or any combination of such, as the administrator will determine.

The 2004 Plan is designed to provide for the granting to our employees, officers, directors (including non-employee members of our board of directors), consultants and independent contractors providing services or other benefits to us or to any of our subsidiaries, of: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights, or SARs; (iii) restricted stock and restricted stock units; (iv) performance awards, including stock, other securities, cash or other property; and (v) other stock-based awards.

Shares Reserved for Issuance.   When the 2004 Plan was established, we initially reserved 3,500,000 shares of common stock for issuance under the 2004 Plan. Beginning on January 1, 2005, the number of shares of common stock reserved under our 2004 Plan have automatically increased, and will continue to automatically increase, on the first day of each year, in an amount equal to the lesser of (a) 1,000,000 shares; or (b) 4% of the number of shares of our common stock outstanding on the last day of the preceding year; or (c) such lesser number as determined by our board of directors. This automatic increase in authorized shares shall expire and be of no further effect on December 31, 2014, unless our stockholders approve additional incremental share allocations. As of March 31, 2007, a total of 6,500,000 shares of common stock have been reserved for issuance under the 2004 Plan. In order to meet the requirements of Section 162(m), our 2004 Plan contains a limit of 1,000,000 shares on the maximum number of shares of our common stock that may be granted to an individual in any calendar year, subject to adjustment as described in the 2004 Plan. The securities issued or issuable under our 2004 Plan have been registered on one or more registration statements on Form S-8 under the Securities Act of 1933.

In connection with stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations, exchanges and certain other events affecting our common stock, the administrator may make adjustments it deems appropriate in the number and type of shares of our common stock or other securities or property that thereafter may be made the subject of grants, the number and type of shares of our common stock or other securities or property subject to outstanding grants and the purchase or exercise price with respect to any grant.

If any stock options, SARs, restricted stock, restricted stock units, performance awards or other stock-based awards granted under the 2004 Plan terminate or are forfeited without having been exercised, the shares subject to such grants will again be available for granting under the 2004 Plan. In addition, if any shares of our common stock or other securities or property are surrendered in payment of the exercise price of a granted award, or in connection with the satisfaction of tax obligations relating to a granted award, those shares will again be available for grants of awards under the 2004 Plan, except that shares surrendered in connection with satisfying tax obligations will not be available for future grants of incentive stock options.

Eligibility.   All of our employees, officers, directors, including non-employee members of our Board, consultants and independent contractors providing services or other benefits to us or to any of our subsidiaries are eligible to receive grants under our 2004 Plan. As of March 31, 2007, approximately 700 employees, consultants and independent contractors, executive officers and non-employee Board members were eligible to participate in the 2004 Plan.

Vesting.   The administrator determines the vesting of awards under the 2004 Plan. The vesting of options granted to our executive officers is subject to acceleration upon the occurrence of certain events. Please see “Compensation Discussion and Analysis—Employment Contracts, Termination of Employment and Change-In-Control Agreements” below for more information on vesting acceleration. The acceleration of vesting in the event of a change in our ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Options.   The 2004 Plan authorizes the administrator to grant options to purchase shares of our common stock in an amount and at an exercise price to be determined by it, provided that, with respect to incentive stock options, the exercise price cannot be less than 100% of the fair market value of our common stock on the date of grant. In the event that the optionee owns directly or indirectly more than 10% of our common stock, any incentive stock option granted to that optionee will have an exercise price of not less than 110% of the fair market value of our common stock on the grant date, and will not have a term longer than five years. We do not receive any consideration for the grant of an option, but we do receive the exercise price upon the exercise of an option. The exercise price for any option is generally payable in cash or, at the discretion of the administrator, in whole or in part by the tendering of shares of common stock or other securities, property, awards or consideration, or any combination of such, having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the 2004 Plan are made in accordance with methods and procedures established by the administrator, and such fair market value is the last sale price of our common stock on the Nasdaq Global Market on the date of grant. The last sale price per share of our common stock on the Nasdaq Global Market on March 30, 2007 was $16.38 per share. The term of each option is fixed by the administrator, and cannot exceed ten years from the date of grant, or five years from the date of grant in the case of an incentive stock option granted to an optionee who owns more than 10% of our common stock.

Stock Appreciation Rights.   The 2004 Plan authorizes the administrator to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash or, at the discretion of the administrator, shares of common stock or other securities, property, awards or consideration, or any combination of such. The amount that the recipient will receive upon exercise of the SAR will be based on the excess of the fair market value of one share of our common stock (or other securities or property) on the date of exercise (or, in the discretion of the administrator, at any time during a specified period before or after the date of exercise) over the grant price of the SAR, as determined by the administrator, provided that the price cannot be less than 100% of the fair market value of our common stock (or other securities or property) on the date on which the SAR is granted. SARs will become exercisable in accordance with terms and conditions as determined by the administrator. SARs may be granted in combination with an option grant or independently from an option grant.

Restricted Stock and Restricted Stock Units.   The 2004 Plan authorizes the administrator to grant restricted stock and restricted stock units. A restricted stock award is an award of our common stock that may be subject to restrictions on transferability, the right to vote shares subject to the restricted stock award, the right to receive dividends or other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the administrator may determine. Except to the extent restricted under the award agreement relating to the restricted stock award, a participant awarded restricted stock will have all of the rights of a stockholder as to those shares.

Restricted stock units represent the right of the recipient, subject to any restrictions imposed by the administrator, to receive shares of common stock, or a cash payment equal to the fair market value of such shares, at some future date. All restricted stock units will be credited to bookkeeping accounts established by us for purposes of the 2004 Plan, until such time as any restriction period lapses.

Upon termination of a recipient’s employment during the applicable restriction period, all restricted stock and restricted stock units held by the recipient will be forfeited, unless the administrator determines otherwise.

Performance Awards.   The 2004 Plan authorizes the administrator to grant performance awards payable in cash, shares of common stock, or other awards, securities or property, upon the achievement of specified performance goals during a specified period of time as established by the administrator. The performance goals that must be met, the length of any performance period, the amounts to be paid if the performance goals are met, and any other terms or conditions of each performance award will be determined by the administrator.

Other Stock-Based Awards.   The 2004 Plan authorizes the administrator to grant other types of awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or other securities, in compliance with applicable law. The administrator will determine the terms and conditions of such awards, including whether such awards may be payable in cash, by tendering shares of common stock or other securities, property, awards or consideration, or any combination of such.

Automatic Grant Program.   Under the 2004 Plan, each non-employee member of our Board, upon his or her appointment or initial election to our Board, is granted an option to purchase 30,000 shares of our common stock at an exercise price equal to 100% of the fair market value of our common stock on the grant date. Each such option becomes exercisable in twelve installments of 2,500 shares every three months from the date of grant. In addition, on the date of each annual stockholders’ meeting, each non-employee member of our board of directors who has not received an initial grant as described above during the same calendar year is automatically granted an immediately exercisable option to purchase 15,000 shares of our common stock, and each committee chair who has not received an initial grant as described above during the same calendar year is automatically granted an additional immediately exercisable option to purchase 5,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. If Proposal Three is approved by our stockholders, our lead independent director, if he or she has not received an initial grant as described above during the same calendar year, will automatically be granted on the date of each annual stockholders’ meeting an additional immediately exercisable option to purchase 1,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. Options granted automatically to the non-employee members of our Board are exercisable for 10 years following their date of grant.

Amendment and Termination.   Our Board may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time, except that stockholder approval must be obtained for any change that, absent stockholder approval would:

•       cause Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) to become unavailable with respect to the 2004 Plan;

•       violate any rules or regulations of the National Association of Securities Dealers, Inc., the Nasdaq Stock Market or any other securities exchange, applicable to us; or

•       cause us to be unable under the Code to grant incentive stock options under the 2004 Plan.

Unless terminated sooner by our Board or extended with stockholder approval, the 2004 Plan will terminate on the tenth anniversary of its effective date.

Tax Withholding.   Under the 2004 Plan, the administrator may permit participants receiving or exercising awards to surrender shares of common stock to us to satisfy federal and state withholding tax obligations. In addition, the administrator may grant a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt, exercise or lapse of restrictions relating to an award.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the 2004 Plan.

Options and SARs.   The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that an alternative minimum tax liability may result), and we will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to a tax deduction for the same amount. Upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income, and are deductible by us.

The tax consequence upon a disposition of shares of our common stock acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-incentive stock option or SAR. Generally, there will be no tax consequences to us in connection with the disposition of shares acquired pursuant to an option or SAR. However, we may be entitled to a tax deduction in the case of a disposition of shares acquired pursuant to an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Other Awards.   For other awards granted under the 2004 Plan that are payable in cash or shares of our common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of our common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of our common stock by the holder of the award. We will generally be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

For an award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of our common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of our common stock by the holder. We will generally be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

Special Rules.   Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m).   Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2004 Plan has been designed to permit grants of options and SARs issued under the 2004 Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-incentive stock option or an SAR may be exempt from $1,000,000 deduction limit. Grants of other awards under the 2004 Plan may also qualify for this exemption. The 2004 Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs or other awards consists exclusively of members of our board of directors who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of our common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Section 162(m).

Accounting Treatment

On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, or SFAS 123R, for our stock-based compensation plans. Under SFAS 123R, stock-based compensation costs are recognized based on the estimated fair value at the grant date for all stock-based awards. We estimate grant date fair values using the Black-Scholes-Merton option pricing model, which requires assumptions of the life of the award and the stock price volatility over the term of the award. We record compensation cost of stock-based awards using the straight line method, which is recorded into earnings over the vesting period of the award. Pursuant to the income tax provisions included in SFAS 123R, we have elected the “short cut method” of computing its hypothetical pool of additional paid-in capital that is available to absorb future tax benefit shortfalls.

We have elected to use the modified prospective transition method as permitted under SFAS 123R and therefore have not restated our financial results for prior periods. Under this transition method, compensation cost recorded in the year ended December 31, 2006 includes the cost for all stock-based awards granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. Compensation expense for all stock-based awards granted after December 31, 2005 was based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.

2004 Plan Benefits

Except with respect to the Automatic Grant Program, awards under the 2004 Plan are made at the discretion of our Compensation Committee. It is not possible to determine the benefits or amounts that will be received by eligible participants under the 2004 Plan after the date of this Proxy Statement because no decisions have been made on the amount and type of awards to be granted under the 2004 Plan to eligible participants in the future, nor do we have any specific current plans or commitments for any future awards, other than stock option awards to be made automatically to our non-employee directors under the Automatic Grant Program described above and, if Proposal Three is not approved by stockholders, an annual discretionary grant to our lead independent director of stock options to purchase 1,000 shares of common stock, for service in such capacity.

The following table sets forth, with respect to our named executive officers (as defined under “Compensation Discussion and Analysis” below) and the other indicated persons and groups, the aggregate number of shares of common stock underlying stock options that have been granted under our 2004 Plan from the effective date of the 2004 Plan through March 31, 2007.

Name and Position	Number of Units
Greg R. Gianforte	—
Chief Executive Officer, President and Chairman of the Board
Susan J. Carstensen	110,000
Chief Financial Officer, Vice President, Treasurer and Assistant Secretary
Jay Rising	150,000
Former President of Field Operations
Michael A. Myer	100,000
Chief Technology Officer and Vice President of Development
Alan A. Rassaby	90,000
Vice President of Legal and Risk Management, General Counsel and Secretary
All current executive officers as a group	300,000
All current directors who are not executive officers as a group	151,000
Gregory M. Avis	30,000
Thomas W. Kendra	30,000
All employees, including all current officers who are not executive officers, as a group	2,934,599

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to reapprove our 2004 Equity Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. Should such stockholder reapproval not be obtained, then the 2004 Plan will still continue in full force and effect, but we will not be able to deduct compensation under the 2004 Plan that would have qualified as “performance-based” compensation under Section 162(m) of the Code.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the reapproval of our 2004 Equity Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee carries out its responsibilities pursuant to its written charter, and the members of the 2006 audit committee of RightNow’s board of directors have prepared and submitted this audit committee report. Each audit committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Among other things, the audit committee oversees RightNow’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management RightNow’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and management’s assessment of RightNow’s internal control over financial reporting.

The audit committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and an opinion on management’s assessment of and the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of RightNow’s accounting principles and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as may be modified or supplemented. In addition, the audit committee discussed with the independent auditors their independence from management and RightNow; such discussions included matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as may be modified or supplemented. Throughout the year and prior to the performance of any such services the audit committee also considered the compatibility of potential non-audit services with the auditors’ independence.

The audit committee discussed with RightNow’s independent auditors their overall approach, scope and plans for the audit. At the conclusion of the audit, the audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of RightNow’s internal control over financial reporting, and the overall quality of RightNow’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The audit committee has also recommended, subject to stockholder approval, the selection of KPMG LLP to continue as RightNow’s independent auditors for 2007.

Submitted by the Audit Committee of
the Board of Directors
Richard E. Allen, Chair
Gregory M. Avis
Thomas W. Kendra (appointed March 2007)
Margaret L. Taylor (resigned March 2007)

Executive Officers

The names of our executive officers, their ages and positions as of April 20, 2007, and biographical information about them, are as follows:

Name	Age	Position
Greg R. Gianforte	46	Chairman, Chief Executive Officer and President
Susan J. Carstensen	45	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary
Michael A. Myer	40	Chief Technology Officer and Vice President of Development
Alan A. Rassaby	51	Vice President of Legal and Risk Management, General Counsel and Secretary

The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Gianforte appears earlier in this proxy statement under “Proposal One: Election of Directors.”

Susan J. Carstensen, 45, has been our Chief Financial Officer, Vice President and Treasurer since October 1999 and our Assistant Secretary since October 2003. She served as one of our directors from October 1999 to April 2000 and as our Secretary from October 1999 to October 2003. From 1995 to October 1999, Ms. Carstensen held various positions in finance and audit at Powerhouse Technologies, Inc., a diversified gaming technology company, including Chief Financial Officer from 1997 until June 1999. Prior to joining Powerhouse, Ms. Carstensen spent three years in financial management for Martin Marietta Astronautics Group, an aerospace and defense contractor, and six years before that at Ernst & Young LLP. Ms. Carstensen holds B.S. and B.A. degrees in business and political science from Montana State University.

Michael A. Myer, 40, has been our Vice President of Development since August 2000 and Chief Technology Officer since July 2005. Prior to that time he served as our Director of Development from August 1998. From 1987 through August 1998, Mr. Myer held various positions in computer research and product development with AT&T Corp., Lucent Technologies (previously a subsidiary of AT&T Corp.) and Bell Labs Research, all telephony-related companies. Mr. Myer holds MS and BS degrees in computer science from Rutgers University and an AS degree in computer science from Penn State University.

Alan A. Rassaby, 51, has been our General Counsel and Secretary since October 2003 and our Vice President of Legal and Risk Management since June 2000. From 1998 to February 2000, Mr. Rassaby was the Senior Vice President, Legal and Administration for Powerhouse Technologies, Inc., a diversified gaming technology company, and Senior Vice President and General Counsel of Anchor Gaming, after Anchor’s acquisition of Powerhouse. Prior to joining Powerhouse, Mr. Rassaby was a partner in the Australian law firm of Phillips Fox Lawyers from 1994 to December 1998. Mr. Rassaby holds Arts and Law degrees from the University of New South Wales in Australia and a Master of Laws from the London School of Economics and Political Science of London University. He is a member of the State Bars of Victoria and New South Wales in Australia, and of Oregon in the United States.

Our executive officers are elected by our board of directors on an annual basis and serve at the discretion of our board of directors until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “ estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the compensation committee of our board of directors to oversee RightNow’s general compensation policies; to determine the base salary and bonus to be paid to RightNow’s chief executive officer; and to make recommendations to the board of directors with respect to the base salary and bonuses to be paid each year to RightNow’s executive officers other than the chief executive officer. In addition, the compensation committee administers RightNow’s 2004 Equity Incentive Plan with respect to stock option grants and direct stock issuances made to the executive officers. The three broad components of RightNow’s executive officer compensation are base salary, cash incentive awards, and long term equity-based incentive awards. The compensation committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of RightNow’s overall compensation policy. Additionally, the compensation committee reviews the relationship of executive compensation to corporate performance and relative stockholder return. After approving the overall compensation packages, including option grants, provided to each of RightNow’s executive officers, the compensation committee makes a recommendation to the board of directors to accept such approval. The compensation committee believes that RightNow’s current compensation plans are competitive and reasonable. Below is a description of the general policies and processes that govern the compensation paid to RightNow’s executive officers, as reflected in the accompanying compensation tables.

General Compensation Philosophy

We operate in a highly competitive and rapidly changing segment within the high-technology industry. The compensation committee believes that our compensation programs for executive officers should: a) be designed to attract, motivate and retain talented executives responsible for our success, b) be determined to be competitive, c) reward individuals based on the achievement of designated financial targets, individual contribution, and financial performance relative to that of our competitors and market indices. Within this philosophy, the committee’s objectives are to:

•       Offer a total compensation program that takes into consideration the compensation practices of other high technology companies of similar size with which we compete for executive talent;

•       Provide annual cash incentive awards that take into account our overall financial performance in terms of designated corporate objectives; and

•       Strengthen the alignment of the interests of executive officers with those of stockholders by providing significant equity-based, long-term incentive awards.

Compensation Components and Process

The compensation committee’s conclusions on the compensation levels for the executive officers are based in part on executive compensation data drawn from nationally recognized surveys. When evaluating market data for compensation comparison purposes, the committee seeks to obtain data from organizations considered to be comparable from a variety of perspectives, in order to ensure comparisons include both relevant labor market for talent as well as business competitors. For 2006, the compensation committee engaged Towers Perrin, a nationally recognized compensation consulting company, to provide data on market compensation levels for executives in comparable positions at comparable companies. Our compensation committee members interact directly with representatives from Towers Perrin. Our chief financial officer, Susan Carstensen, may act as a liaison between our compensation committee and Towers Perrin and communicates to Towers Perrin any requests made by our compensation committee for additional or refined information.

For market data on cash compensation, which includes base salary and the annual cash incentive, published survey data were considered from two sources: 1) the Culpepper 2005 Compensation Survey, scoped to include companies of comparable industries, companies of similar size, and companies in similar geographic regions; and 2) Watson Wyatt’s 2005/2006 Industry Report on Top Management Compensation, which data was regressed at $100 million in annual sales to correlate with the approximate size of RightNow.

Information on long-term incentive compensation was obtained from Towers Perrin’s Long-Term Incentive database of companies with less than $500 million in revenue (which was the smallest available subset of information). The long-term incentives are expressed as a percentage of base salary. The long-term incentives obtained were added to the cash compensation information from each survey to arrive at an estimate of total compensation, and the totals from both surveys were averaged to arrive at an overall market estimate of total compensation.

In addition, information was obtained from public filings of approximately 50 other high-technology companies with similar annual sales revenue to provide another data point in determining market for total compensation. The combination of published survey data and data from the proxy filings of peer companies, we believe, allows RightNow to assess relevant external market pay practices, and to understand the range of pay practices occurring in the market. These external market pay practices help inform the organization on the competitiveness of its pay programs.

The compensation committee considered executive compensation at its meetings held on December 1, 2005 and January 19, 2006. The material considered by the compensation committee also included the historical compensation and stock option awards made to each of our executive officers. As described in more detail below, the results of each executive’s annual performance development plan, including a comparison of performance and job description relative to achievement and potential, were reviewed and discussed.

Summary Compensation Table
2006

Name and Principal Position	Salary ($)	Bonus ($)(4)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Greg R. Gianforte	$300,000	$—	$—	$—	$86,268	$—	$8,565	$394,833
CEO
Susan J. Carstensen	210,000	—	—	96,595	51,134	—	8,707	366,435
CFO
Jay Rising(1)	62,580	24,857	—	74,239	15,143	—	—	176,819
Former President—Field Operations
Michael A. Myer	200,000	—	—	91,673	40,064	—	7,657	339,394
VP—Development
Alan A. Rassaby	200,000	—	—	72,446	38,351	—	9,231	320,028
VP—General Counsel
Jason Mittelstaedt	160,000	—	—	181,115	39,179	—	6,212	386,506
VP—Marketing(2)
Peter P. Dunning(3)	303,463	—	—	64,221	37,252	—	9,656	414,592
Former President—Field Operations

(1)          Mr. Rising commenced employment as President-Field Operations on October 9, 2006, and resigned on April 15, 2007.

(2)          Mr. Mittelstaedt served as an executive officer from January 24, 2006 through November 16, 2006.

(3)          Mr. Dunning served as an executive officer from August 2003 to October 2006 and remains employed by us as in a non-executive role providing transition assistance to us.

(4)          Mr. Rising’s discretionary bonus for 2006 was approved by the compensation committee in February 2007.

(5)          Represents the dollar amount of compensation expense recognized in 2006 for financial reporting purposes related to stock option awards granted in 2006 and prior years, excluding the effects of forfeiture assumptions. Refer to Note 1(p), Stock-Based Compensation, in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed March 14, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(6)          See the discussion under Incentive Plan Awards for further description of our cash-based incentive plan awards.

(7)          Includes matching contributions by us under our 401(k) savings plan. All full-time equivalent employees are eligible for our 401(k) savings plan. Also includes airfare, meals and lodging for spouse attendance at our annual sales meeting.

Principal Elements of Executive Compensation

Base Salary.   Our board of directors approves initial annual base salary for newly hired executive officers based on comparable data for similar positions at peer companies or surveys at or near the time of hire. Our compensation committee reviews all executive officer base salaries annually, taking into account both updated peer group and survey data, and individual performance during the previous year. We believe that adjustments should be made to base salary both to reflect market changes and to reward high performance. Each of our executive officers undergoes an annual performance review with our chief executive officer, Greg Gianforte, and during that review develops an individual performance development plan for the upcoming year. In reviewing past performance, the chief executive officer and the executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the chief executive officer and the executive officer will typically consider not only corporate objectives, but also the executive officer’s short and long term career objectives. To assist our compensation committee in reviewing executive officer performance in 2005 for 2006 compensation purposes, our chief executive officer provided the compensation committee with his analysis of the performance and potential of each executive officer ranked against each other executive officer, and made recommendations based on how well each executive officer executed on his or her individual performance development plan while also taking into account compensation paid by our market peer companies. In the case of the chief executive officer, the compensation committee ranked his 2005 performance against goals set by the compensation committee early in 2005. Decisions to adjust base salaries for 2006 were made at the compensation committee and board meetings held on January 19, 2006, with retrospective effect to January 1, 2006.

For 2006, Mr. Gianforte’s base salary was increased 20% in recognition for his efforts in leading us to record financial performance in 2005, including for his role in ensuring continued bookings and revenue growth. The compensation committee also took into account the fact that Mr. Gianforte’s compensation package was generally below that of chief executives of comparable companies. For other executive officers, base salaries for 2006 were increased by a range of 5% to 18% based on how well each executive officer executed on his or her individual performance development plan while also taking into account compensation paid by our market peer companies.

Discretionary Bonus.   At a meeting on February 7, 2007, our board of directors, on the recommendation of our compensation committee and chief executive officer, approved a discretionary bonus for Mr. Rising for 2006 in the amount of $24,857, in consideration of his contributions during the fourth quarter of 2006 in implementing changes in sales organization and methodology.

Annual Incentive Plan.   To reinforce the attainment of our goals, we believe that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. In parallel with its review of base salaries for executive officers, the compensation committee considers the design and structure of the executive officer annual incentive plan. Cash incentive amounts for each executive officer are determined by the compensation committee based on comparison to total compensation paid to comparable positions in peer groups and surveys and the recommendation of our chief executive officer. The 2006 plan, adopted following the compensation committee and board meeting held on January 19, 2006, was formula driven, and was constructed as follows:

•       Incentive opportunities established as designated dollar amounts, not as a percentage of salary;

•       45% of the overall incentive opportunity based on the attainment of company goals for bookings, revenue and operating earnings, for each of our first three fiscal quarters (e.g. 15% for each of the first three fiscal quarters), which is paid in cash each quarter;

•       35% of the overall incentive opportunity based on the attainment of annual goals for bookings, revenue and operating earnings, paid in cash after the close of the fiscal year; and

•       20% of the overall incentive opportunity based on the attainment of individual’s goals and objectives for the year, paid in cash after the close of the fiscal year.

The quarterly and annual components of the incentive plan were triggered when we achieved a minimum level of bookings, revenue or operating earnings. The compensation committee exercises discretion in determining minimum and target levels for each metric, based on known or expected business trends and the perceived difficulty in attaining each goal. For 2006, our achievement of at least 90% of any one of our internal targets for bookings, revenue, or operating earnings, triggered a bonus payment. Payouts were weighted for each target element, such that the total weights added up to 100%. Achievement below 90% of target for bookings, revenue and earnings resulted in a zero percent payout. The maximum payout under the incentive plan was 180% of the executive officer’s designated dollar amount, which was earned upon achievement of 140% or more of target. The compensation committee has discretion to change the plan, reset targets, or award an additional payment for achievement greater than 140%, but has not exercised this discretion in the past. Actual goal achievement for 2006, and annual incentives earned by our named executive officers, ranged from approximately 40% to 50% of target. Variations in amounts earned as a percent of goal between individuals is caused primarily by their performance against individual objectives for the year.

For 2007, the compensation committee approved annual cash incentives based on our achievement of targets for revenue, operating earnings and operating cash flow, as well as individual goals and objectives. The primary difference in the 2007 annual cash incentive as compared to the 2006 annual cash incentive is the key metric of bookings used in 2006 is replaced with operating cash flow in 2007. The compensation committee believes this change improves the alignment of executives’ performance goals with the creation of stockholder value. In determining or recommending executive compensation for 2007 and beyond, the compensation committee reviewed a tally sheet of historical compensation data for the past 3 years for each executive officer, including base salary, cash incentive awards, equity-based incentive awards, perquisites, and severance entitlements.

Long-Term Equity-Based Incentive Awards.   The goal of our long- term, equity-based incentive awards is to serve as a long term staff retention vehicle by aligning the interests of executive officers with stockholders and providing each executive officer with a significant incentive to manage RightNow from the perspective of an owner with an equity stake in the business. The compensation committee administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s position within RightNow, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the compensation committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, data provided by Towers Perrin on comparable awards made to individuals in similar positions at survey companies, and the number of unvested options held by each individual at the time of any new grant. However, there is no set formula for determining the size of a stock option award. Our chief executive officer historically has made recommendations to our board of directors and compensation committee regarding the amount of stock options and other compensation to grant to our other named executives based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not make any determinations as to when stock options are granted. We do not require a minimum stock ownership by our executive officers, but the compensation committee considers an executive officer’s existing stock holdings in determining the size of awards. Our executive officers are not permitted to hedge the economic risk of ownership of our stock.

Under our 2004 Equity Incentive Plan, we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. We have chosen to use stock options exclusively for purposes of providing long-term incentives since we believe they best align with our objectives of providing incentives that are commensurate with total stockholder return and employee retention. Stock options provide actual economic value to the executive officer if he or she remains employed by us during the vesting period, and then only if the market price of our shares appreciates over the option term. The compensation amounts shown for stock options in the summary compensation table are calculated in accordance with Statement of Financial Accounting Standards No. 123(R) and represent the amount of compensation earned during 2006 that is reflected in our financial statements. Actual compensation earned from stock options can be higher or lower than the compensation expense recognized for purposes of SFAS 123(R). Consequently, stock options motivate executive officers by providing substantial upside compensation even though the entire amount of potential compensation is at risk. In the future, we may choose to grant different forms of equity compensation particularly if the use of such different forms of compensation become more prevalent in companies with which we compete or from which we intend to recruit personnel. Other factors that may lead us to provide different forms of equity compensation include, but are not limited to, the executives’ perceived value of one form of equity compensation over another, the potential effect of stockholder dilution, and the financial statement cost of one form of equity compensation over the other. Under our 2004 Employee Stock Purchase Plan, we also provide all employees who work more than 25 hours per week with the ability to purchase shares of common stock, through payroll deduction, at a pre-determined discount to the closing price at the end of a six month purchase period. For 2006, our Board set the maximum permitted payroll deduction for the purposes of the Employee Stock Purchase Plan at 10% of salary, and set the pre-determined discount at 5% of the closing price at the end of the purchase period.

Stock options provided to executive officers are typically granted at the beginning of each year in conjunction with the review of their individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our compensation committee during the course of the year. This review takes place, and option grants are made, at regularly scheduled meetings of the compensation committee and board of directors. Board and committee meetings are usually scheduled well in advance of the meeting, without regard to earnings or other major announcements by us. Our board of directors and compensation committee intend to continue this practice of approving stock-based awards at regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes, regardless of whether or not our board of directors or compensation committee knows material non-public information on such date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The grant date of our stock options is the date our board of directors or compensation committee meets to approve such stock option grants. In accordance with our 2004 Equity Incentive Plan, the exercise price of all options is set at the closing price of our common stock as reported by the Nasdaq Global Market on the day of grant. Should the timing of stock option grants not correlate with a regularly scheduled board of director or compensation committee meeting, our board or directors or compensation committee may approve the grant by unanimous written consent. In such cases, the date of grant is the last signature date as noted on the unanimous written consent. Option grants to non-executive employees typically occur annually in conjunction with their performance review, or shortly after hire, upon the next scheduled meeting of the compensation committee. Option awards granted prior to our initial public offering in August 2004 were granted at the fair market value of our stock, based upon annual independent appraisals.

Material terms of options granted to our named executive officers in 2006 included: a) exercise price equal to the closing market value as quoted by the Nasdaq Global Market on the date of grant; b) vesting in a series of eight equal installments over a four-year period, contingent on the executive officer’s continued service to RightNow; c) a term no longer than ten years; and d) vesting acceleration in the event of termination of employment without cause, or termination within 12 months following a change in control. Accordingly, options provide a return to the executive officer only if he or she remains employed by RightNow during the vesting period, and then only if the market price of the shares appreciates over the option term.

Mr. Gianforte, our chairman of the board and chief executive officer, has not been granted stock options in the past due to his significant stock holdings that were obtained as our founder.

In 2006, we granted 1.2 million stock option awards to all full-time employees as well as executive officers, or less than 4% of our outstanding common stock. Of this amount, 150,000 stock options were awarded to Jay Rising upon his hiring as President—Field Operations, and 75,000 stock options were granted to Jason Mittelstaedt upon his appointment to Vice President—Marketing. These grants were larger than the grants to other named executives in the interest of providing an opportunity for a meaningful stock ownership for these new executives. At the January 19, 2006 meeting, the compensation committee awarded Ms. Carstensen 40,000 stock options, Mr. Myer 30,000 stock options, and Mr. Rassaby 30,000 stock options in recognition for their contributions to our success in the previous year and for incentive purposes. Mr. Myer was granted an additional 10,000 stock options in February, 2006 and Mr. Dunning was granted 50,000 stock options in April, 2006 in recognition for their contributions to us over the previous year and for incentive purposes. These options were granted on such dates because other individual performance considerations were brought to the attention of our compensation committee after January 19, 2006. Options granted on February 2, April 18, and October 9, 2006 were all approved via unanimous written consent.

As part of their annual performance reviews, in February 2007, Ms. Carstensen, Mr. Myer, and Mr. Rassaby each were granted options to purchase 30,000 shares of our common stock at an exercise price of $16.66. These options vest in eight equal increments over four years and terminate ten years from grant.

If the board of directors determined that an executive officer has engaged in fraudulent or intentional misconduct, and if the misconduct resulted in a significant restatement of our financial results, we would, among other disciplinary action, seek reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. This remedy would be in addition to, and not in lieu of, other disciplinary actions and any actions imposed by law enforcement agencies, regulators or other authorities.

Grants of Plan-Based Award

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)(1)	Awards ($)(2)

Greg R. Gianforte	1/19/06	$—	$200,000	$360,000	—	—	—	—	—	$—	$—
CEO
Susan J. Carstensen	1/19/06	—	100,000	180,000	—	—	—	—	—	—	—
CFO	2/05/06	—	—	—					40,000	19.25	407,876
Jay Rising(3)	10/09/06	—	50,000	90,000	—	—	—	—	—	—	—
Former President—	10/09/06	—	—	—	—	—	—	—	150,000	16.36	1,306,785
Field Operations
Michael A. Myer	1/19/06	—	85,000	153,000	—	—	—	—	—	—	—
VP—Development	1/19/06	—	—	—	—	—	—	—	30,000	19.25	305,907
and CTO	2/02/06	—	—	—	—	—	—	—	10,000	15.88	84,609
Alan A. Rassaby	1/19/06	—	75,000	135,000	—	—	—	—	—	—	—
VP—General	1/19/06	—	—	—	—	—	—	—	30,000	19.25	305,907
Counsel
Jason Mittelstaedt	1/19/06	—	50,000	90,000	—	—	—	—	—	—	—
VP—Marketing	1/19/06	—	—	—	—	—	—	—	75,000	19.25	764,768
Peter P. Dunning	1/19/06	—	63,000	113,400	—	—	—	—	—	—	—
Former President—	4/18/06	—	—	—	—	—	—	—	50,000	14.87	365,085
Field Operations

(1)          The exercise price of the option award is equal to the closing price of our common stock as reported by the Nasdaq Global Market on the date of grant.

(2)          See Note 1(p), Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed March 14, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(3)          Mr. Rising’s employment commencement date was October 9, 2006, and the estimated future payout under non-equity incentive plan amounts has been pro-rated for the portion of the year he was employed. Mr. Rising resigned from RightNow on April 15, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg R. Gianforte	—	—	—	$—	—	—	—	—	—
CEO
Susan J. Carstensen	117,660	—	—	0.45	10/14/09	—	—	—	—
CFO	33,333	—	—	1.50	2/13/12	—	—	—	—
	100,001	33,332	—	1.50	1/29/13	—	—	—	—
	15,000	25,000	—	12.81	2/09/15	—	—	—	—
	5,000	35,000	—	19.25	1/19/16	—	—	—	—
Jay Rising	—	150,000	—	16.36	10/09/16	—	—	—	—
Former President—
Field Operations
Michael A. Myer	21,334	—	—	0.08	9/01/08	—	—	—	—
VP—Development	66,666	—	—	0.23	7/05/09	—	—	—	—
and CTO	200,000	—	—	1.50	2/13/12	—	—	—	—
	11,250	18,750	—	12.81	2/09/15	—	—	—	—
	3,750	26,250	—	19.25	1/19/16	—	—	—	—
	1,250	8,750	—	15.88	2/02/16	—	—	—	—
Alan A. Rassaby	42,333	—	—	1.50	8/23/11	—	—	—	—
VP—General	1,646	—	—	1.50	7/10/10	—	—	—	—
Counsel	12,499	4,166	—	1.50	4/30/13	—	—	—	—
	41,669	24,997	—	7.35	6/21/14	—	—	—	—
	11,250	18,750	—	12.81	2/14/15	—	—	—	—
	3,750	26,250	—	19.25	1/19/16	—	—	—	—
Jason Mittelstaedt	5,000	—	—	4.50	11/16/10	—	—	—	—
VP—Marketing	80	—	—	1.50	8/23/11	—	—	—	—
	1,333	—	—	1.50	10/23/11	—	—	—	—
	2,085	1,248	—	7.35	6/21/14	—	—	—	—
	3,750	6,250	—	11.36	3/23/15	—	—	—	—
	2,500	7,500	—	13.87	10/05/15	—	—	—	—
	9,375	65,625	—	19.25	1/19/16	—	—	—	—
Peter P. Dunning	—	133,332	—	1.50	8/06/13	—	—	—	—
Former President—	—	31,250	—	12.81	2/09/15	—	—	—	—
Field Operations	—	43,750	—	14.87	4/18/16	—	—	—	—

(1)             Options become exercisable in eight equal increments beginning six months following the date of grant.

(2)             The expiration date of each option award is ten years after the date of grant.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg R. Gianforte	—	$—	—	$—
CEO
Susan J. Carstensen	69,000	1,091,445	—	—
CFO
Jay Rising	—	—	—	—
Former President—Field Operations
Michael A. Myer	120,000	1,937,170	—	—
VP—Development and CTO
Alan A. Rassaby	55,000	808,997	—	—
VP—General Counsel
Jason Mittelstaedt	—	—	—	—
VP—Marketing
Peter P. Dunning	328,340	4,802,615	—	—
Former President—Field Operations

(1)          Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Perquisites

Our executives are entitled to the same perquisites as all employees and do not receive additional perquisites because they hold executive positions. All employees that participate in our 401(k) plan receive a matching contribution from us in the amount of 50% of the employee’s first 6% of contribution. Each year, we hold a sales meeting in an off-site location for our top performers. Participants may be accompanied by their spouse or a guest, the cost of which is paid by us. In 2006, five of our executive officers made the trip and were accompanied by their spouse. All full-time employees are eligible to participate in our Employee Stock Purchase Plan, which in 2006 provided a 5% discount from market price on the last day of the purchase period. Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide pension arrangements, non-qualified deferred compensation, or post-retirement health coverage for our executives or employees. All full-time employees are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we intend to contribute to each participant’s account a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan. All of our executive officers, except Mr. Rising, participated in the plan during 2006 and received matching contributions.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts.   We do not have employment contracts with any of our named executive officers. Accordingly, the employment of any of our named executive officers may be terminated at any time at the Company’s discretion.

Termination Without Cause Following Change in Control.   Our board of directors has adopted a policy applicable to all of the members of our executive management which provides that in the event of a change or loss of position within 12 months following a change-in-control transaction, our Chief Executive Officer will be entitled to receive a minimum of twelve months’ salary and bonus as severance and any then-unvested options that were granted to him after April 20, 2004 will be accelerated in full and become fully vested, and any member of executive management other than our Chief Executive Officer will be entitled to receive a minimum of six months’ salary and bonus as severance in the form of salary continuation, and any then-unvested options that were granted to him or her after April 20, 2004 will be accelerated in full and become fully vested. In March 2007, we amended the employment offer letters of each executive officer to incorporate this policy.

All of our option agreements with our named executive officers in respect of options under the 2004 Stock Incentive Plan provide that upon the occurrence of a change-in-control transaction, all of the executive officer’s unvested option shares will be completely vested, unless the option is assumed by the acquirer. If assumed by the acquirer, the option will become completely vested if within twelve months of the change-in-control transaction the executive officer is terminated without cause or terminates his or her employment for good reason. A change-in-control transaction includes (i) a transaction or series of transactions in which any person, entity or group becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities, (ii) a transaction in which our directors cease to constitute a majority of the board of directors, (iii) a consolidation or merger in which we are not the surviving entity or in which our stockholders do not have the same proportionate ownership in the surviving entity after the merger as they did immediately prior to the merger, the sale, lease, exchange or other transfer of all or substantially all of our assets, our liquidation or dissolution or (iv) any transaction that a majority of our directors determines constitutes a change-in-control. Cause includes termination of employment based upon (i) the willful and continued failure substantially to perform one’s duties and obligations (other than due to physical or mental incapacity or good reason), (ii) a conviction or plea bargain in connection with the actual or alleged commission of a felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engagement in misconduct which causes us, our employees or our clients substantial monetary or other injury. Good reason includes terminating one’s employment based upon (i) being assigned employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held immediately prior to the change-in-control transaction, (ii) a reduction in base salary as in effect immediately prior to the change-in-control transaction or (iii) being required to relocate offices more than 50 miles from one’s office location immediately prior to the change-in-control transaction.

Terminations Without Cause—No Change of Control.   Offer letters to Messrs. Rising, Myer and Rassaby provide that if the executive officer is terminated other than for cause, he will be entitled to receive six month’s salary and bonus as severance in the form of salary continuation. Certain of our option agreements with Ms. Carstensen, Messrs. Rising, Dunning, Myer and Rassaby provide that upon the termination of such person’s employment other than for cause, an additional 12.5% in the case of Ms. Carstensen and Messrs. Rassaby and Rising and an additional 25% in the case of Mr. Dunning and Mr. Myer, of any then-unvested option shares under such agreements will be accelerated and be vested as of each of their dates of termination. Mr. Dunning ceased to be an executive officer on October 7, 2006, and accepted an offer of employment to provide us with transition and other services until August 9, 2007. Under Mr. Dunning’s letter agreement dated October 7, 2006, we agreed to continue to pay him his base salary of $465,000 per annum through August 9, 2007 if his employment is terminated for any reason other than voluntary resignation, and to pay him a monthly sum through October 7, 2007 to reimburse him for COBRA costs if he becomes ineligible to participate in our employee health benefit plan.

Summary Termination Table.   The following table summarizes each executive officer’s present estimated entitlement to severance and stock option acceleration upon a termination other than for cause, and a termination other than for cause following a change in control, as if such termination occurred on

December 31, 2006. Mr. Rising voluntarily resigned from RightNow on April 15, 2007, and he will not receive any termination benefits.

	Termination Other than for Cause—No Change of Control			Termination within 12 months after a Change in Control
Name	Cash		Accelerated Option Vesting	Cash		Accelerated Option Vesting
Greg R. Gianforte	N/A		N/A	$500,000		100%
Susan J. Carstensen	N/A		12.5%	155,000		100
Michael A. Myer	N/A		25.0	142,500		100
Alan A. Rassaby	137,500		12.5	137,500		100
Jason Mittelstaedt	105,000		12.5	105,000		100
Peter P. Dunning	290,507	*	25.0	290,507	*	100

*                    Payments to Mr. Dunning comprise $283,769 in salary continuation and $6,738 in COBRA payments

We believe that the payment of compensation and the acceleration of unvested options in these circumstances is a common practice in comparable companies, and is justifiable from both a recruitment and retention perspective.

Principal Elements of Director Compensation

Compensation of Directors

We have a policy to reimburse directors for reasonable expenses incurred in connection with their attendance at board and committee meetings, but we currently do not provide our directors with cash compensation for their services as members of our board of directors or any committee of our board of directors. Under our 2004 Equity Incentive Plan, non-employee directors are automatically granted stock options to purchase 30,000 shares of our common stock upon appointment to our board of directors, vesting in equal installments quarterly over three years. At each annual stockholders’ meeting, each non-employee director who has not received an initial grant as described above during the same calendar year automatically receives an immediately vested automatic option grant to purchase 15,000 shares of common stock and each of our committee chairs who has not received an initial grant as described above during the same calendar year automatically receives an additional immediately vested automatic option grant to purchase 5,000 shares of common stock. Each such option granted has an exercise price per share equal to the closing price of our common stock on the grant date as quoted by the Nasdaq Global Market, and has a maximum term of ten years. The compensation committee reviews the remuneration of directors annually. In 2006 and 2007, the compensation committee retained a compensation consultant, Towers Perrin, to provide comparative cash and non-cash remuneration provided to directors of other public companies. As a result of its 2006 and 2007 reviews, the compensation committee recommended that no change be made to the current director compensation package.

Each of Messrs. Allen, Avis, Evans and Lansing and Ms. Taylor was automatically granted options to purchase 15,000 shares of our common stock at our annual stockholders’ meeting in May 2006. In addition, Messrs. Allen and Lansing and Ms. Taylor were automatically granted options to purchase an additional 5,000 shares of our common stock at our annual stockholders’ meeting in May 2006 in connection with their roles as committee chairs. Ms. Taylor also received a discretionary option to purchase 1,000 shares of our common stock as compensation for her role as lead independent director. These options have a ten year term, are fully vested and immediately exercisable at the date of grant, and have an exercise price of $16.31 per share. Mr. Kendra was automatically granted an option to purchase 30,000 shares of our common stock upon his appointment to our board of directors in March 2007. This option has a ten year term, vests and becomes exercisable in twelve installments of 2,500 shares every three months from the date of grant and has an exercise price of $16.38 per share.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Richard E. Allen	$—	$—	$167,270	$—	$—	$—	$167,270
Gregory M. Avis	—	—	89,082	—	—	—	89,082
Roger L. Evans	—	—	89,082	—	—	—	89,082
William J. Lansing	—	—	118,776	—	—	—	118,776
Margaret L. Taylor	—	—	124,715	—	—	—	124,715

(1)          Greg R. Gianforte, the chairman of our board of directors, has been omitted from this table as he receives no additional compensation for serving on our board.

(2)          Represents the amounts of compensation expense recognized in 2006 for financial reporting purposes related to stock option awards granted in 2006 and prior years, excluding the effect of forfeiture assumptions. See Note 1(p), Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed March 14, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(3)          Aggregate option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2006, the last day of our most recent fiscal year, are as follows: Mr. Allen—70,000; Mr. Avis—15,000; Mr. Evans—79,999; Mr. Lansing—73,333; and Ms. Taylor—74,333.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers during 2006 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our executive officers during 2007 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Compensation Committee Interlocks and Insider Participation

During 2006, the compensation committee of our board of directors consisted of Mr. Allen, Mr. Evans, and Ms. Taylor, none of whom has at any time been one of our officers or employees or an officer or employee of any of our subsidiaries. None of our executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee of the Board of Directors

The compensation committee of the board of directors has reviewed and discussed RightNow’s compensation discussion and analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in RightNow’s definitive proxy statement on Schedule 14A for its 2007 annual meeting of stockholders, and be incorporated by reference in RightNow’s annual report on Form 10-K for the fiscal year ended December 31, 2006, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the compensation committee of the board of directors and shall not be deemed soliciting material or to be filed with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,
Margaret L. Taylor, chairperson
Richard E. Allen
Roger L. Evans

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides information concerning beneficial ownership of our common stock as of March 31, 2007 by: (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 32,938,977 shares of common stock outstanding as of March 31, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2007 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Greg R. Gianforte(1)	9,129,065	27.7%
Susan Gianforte(2)	8,129,065	24.7%
Roger L. Evans(3)(4)	4,511,323	*
Entities affiliated with Greylock(4)	4,420,612	13.4%
Gregory M. Avis(5)	30,000	*
Michael A. Myer(6)	442,638	1.3%
Alan A. Rassaby(7)	109,750	*
Susan J. Carstensen(8)	307,661	*
Jay Rising(9)	18,750	*
William J. Lansing(10)	181,666	*
Margaret L. Taylor(11)	74,333	*
Richard E. Allen(12)	80,000	*
Thomas W. Kendra(13)	0	—
All directors and executive officers as a group (11 persons)(14)	14,885,186	43.8%
T. Rowe Price Associates, Inc.(15)	3,967,217	12.0%
Schroder Investment Management North America Inc. (16)	2,033,676	6.2%
Peter P. Dunning(17)	13,333	*
Jason Mittelstaedt(18)	36,206	*

                 * Less than 1% of the outstanding shares of common stock.

       (1) Includes 8,129,065 shares held by Greg and Susan Gianforte, co-Trustees of the Greg Gianforte Revocable Trust dated May 23, 2005 and Greg and Susan Gianforte, co-Trustees of the Susan Gianforte Revocable Trust dated May 23, 2005, Tenants in Common. Includes 642,400 shares held by the Irrevocable Trust of Greg R. Gianforte. Mr. Gianforte and the Greg R. Gianforte Family Trust are the beneficiaries of the Irrevocable Trust of Greg R. Gianforte. Includes 357,600 shares held directly by Greg Gianforte.

       (2) Consists of 8,129,065 shares held by Greg and Susan Gianforte, co-Trustees of the Greg Gianforte Revocable Trust dated May 23, 2005 and Greg and Susan Gianforte, co-Trustees of the Susan Gianforte Revocable Trust dated May 23, 2005, Tenants in Common. Mrs. Gianforte may be deemed to share voting and dispositive powers over the common stock registered in the names of those trusts. Does not include 642,400 shares held by the Irrevocable Trust of Greg R. Gianforte or 357,600 shares held directly by Greg Gianforte. Mrs. Gianforte does not beneficially own the shares held by the Irrevocable Trust of Greg R. Gianforte and disclaims beneficial ownership of the shares held directly by Greg Gianforte.

       (3) Includes 79,999 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 9,624 shares held directly by Roger L. Evans. Also consists of 1,088 shares held by Langley Investments Limited Partnership. Roger L. Evans is a general partner of Langley Investments Limited Partnership. Mr. Evans disclaims beneficial ownership of the shares held by Langley Investments except to the extent of his pecuniary interest therein. The principal address of Roger L. Evans is c/o Greylock, 880 Winter Street, Suite 300, Waltham, MA 02451.

       (4) Consists of 1,938,794 shares held by Greylock IX Limited Partnership, 1,800,402 shares held by Greylock X Limited Partnership, 138,391 shares held by Greylock X-A Limited Partnership, 528,303 shares held by Greylock XI Limited Partnership and 14,722 shares held by Greylock XI-A Limited Partnership. Mr. Evans, one of our directors, is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership; a General Partner of Greylock X GP Limited Partnership, the general partner of Greylock X Limited Partnership; a General Partner of Greylock X GP Limited Partnership, the general partner of Greylock X-A Limited Partnership; a General Partner of Greylock XI GP Limited Partnership, the general partner of Greylock XI Limited Partnership; and a General Partner of Greylock XI GP Limited Partnership, the general partner of Greylock XI-A Limited Partnership. Mr. Evans disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The principal address of entities affiliated with Greylock is 880 Winter Street, Suite 300, Waltham, MA 02451.

       (5) Includes 15,000 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 15,000 shares held directly by Gregory M. Avis. The principal address of Gregory M. Avis is 499 Hamilton Avenue, Palo Alto, CA 94301.

       (6) Includes 313,000 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 129,638 shares held directly by Michael A. Myer.

       (7) Consists of 103,750 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 6,000 shares held directly by Alan A. Rassaby.

       (8) Includes 297,661 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 10,000 shares held directly by Susan J. Carstensen.

       (9) Includes 18,750 shares underlying options exercisable as of or within 60 days of March 31, 2007. Mr. Rising was appointed President of Field Operations on October 9, 2006 and resigned on April 15, 2007.

(10) Includes 73,333 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 108,333 shares held directly by William J. Lansing. The principal address of William J. Lansing is 6740 Shady Oak Road, Eden Prairie, MN 55344.

(11) Includes 74,333 shares underlying options exercisable as of or within 60 days of March 31, 2007. The principal address of Margaret L. Taylor is 531 Lodgepole Drive, Incline Village, NV 89451.

(12) Consists of 70,000 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 10,000 shares held directly by Richard E. Allen. Mr. Allen’s principal address is 7135 Polo Ridge Drive, Littleton, CO 80128.

(13) Mr. Kendra’s principal address is 20330 Stevens Creek Blvd., Cupertino, CA 95014.

(14) Includes the information set forth in notes 1 through 13 above.

(15) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, the securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is an investment advisor with a principal address of 100 E. Pratt Street, Baltimore, MD 21202.

(16) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. According to the Schedule 13G, this amount does not include 40,879 shares held by Schroder Investment Management Ltd., an FSA-registered investment adviser located in the United Kingdom at 31 Gresham Street, London EC2V 7QA, which is under common control with Schroder Investment Management North America Inc. According to the Schedule 13G, Schroder Investment Management North America Inc. disclaims the existence of a group and the beneficial ownership of the 40,879 shares held by Schroder Investment Management Ltd. Schroder Investment Management North America Inc. is an investment advisor with a principal address of 875 Third Avenue, 21st Floor, New York NY 10022.

(17) Consists of 13,333 shares underlying options exercisable as of or within 60 days of March 31, 2007. Mr. Dunning ceased to be an executive officer on October 9, 2006.

(18) Includes 35,998 shares underlying options exercisable as of or within 60 days of March 31, 2007 and 208 shares held directly by Jason Mittelstaedt. Mr. Mittelstaedt ceased to be an executive officer on November 16, 2006.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives certain information as of December 31, 2006 about our equity compensation plans.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	3,913,087 (2)	$9.96	3,609,834 (3)
Equity compensation plans not approved by shareholders	—	—	—
Total	3,913,087	$9.96	3,609,834

(1)          Consists of the 2004 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan and the 1998 Long-Term Incentive and Stock Option Plan. No additional option grants are being made under the 1998 Long-Term Incentive and Stock Option Plan after August 5, 2004.

(2)          Excludes purchase rights accruing under the 2004 Employee Stock Purchase Plan which was approved by shareholders and had a total reserve of 750,200 shares as of December 31, 2006. Under the Purchase Plan, each eligible employee may purchase up to 5,000 shares of our common stock (with payroll deductions in an amount established by the administrator not to exceed 15% of their compensation for each pay period during a purchase period) at semi-annual intervals on the last business day of June and December each year at a purchase price per share equal to that price as established by the administrator prior to the first business day of that purchase period, which price may, in the discretion of the administrator, be a price which is not fixed or determinable as of the first business day of that purchase period. In no event, however, will the purchase price for any purchase period after the initial purchase period be less than the lesser of 85% of the fair market value of our common stock on the first business day and the last business day of that purchase period. For the purchase period ending June 30, 2007 the administrator has established a purchase price equal to 95% of the fair market value on June 30, 2007.

(3)          Consist of shares available for future issuance under the 2004 Employee Stock Purchase Plan and the 2004 Equity Incentive Plan. As of December 31, 2006, an aggregate of 580,991 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan and an aggregate of 3,028,843 shares of common stock were available for issuance under the 2004 Equity Incentive Plan. The number of shares of common stock reserved under our 2004 Employee Stock Purchase Plan automatically increases on the first day of each year in an amount equal to the lesser of (a) 500,000 shares or (b) 2% of the number of shares of our common stock outstanding on the last day of the preceding year or (c) such lesser number as determined by our board of directors. The number of shares of common stock reserved under our 2004 Equity Incentive Plan will automatically be increased on the first day of each year, in an amount equal to the lesser of (a) 1,000,000 shares or (b) 4% of the number of shares of our common stock outstanding on the last day of the preceding year or (c) such lesser amount as determined by our board of directors. On January 1, 2007, the additional reserve for the 2004 Equity Incentive Plan was automatically increased by 1,000,000 shares, and the reserve for the 2004 Employee Stock Purchase Plan was automatically increased by 100 shares as determined by the board on November 16, 2006. Since the effective date of the 2004 Employee Stock Purchase Plan, 169,209 shares of common stock have been purchased thereunder. During the current purchase period up to 215,000 shares of common stock are available for purchase under the 2004 Employee Stock Purchase Plan.

Certain Relationships and Related Party Transactions

Since January 1, 2006, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Compensation Discussion and Analysis” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee.

Office Leases with Genesis Partners, LLC.   We lease from Genesis Partners, LLC approximately 29,148 square feet of office space for our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana, approximately 29,724 square feet of office space at 40 Enterprise Boulevard, Bozeman, Montana, approximately 12,912 square feet of office space at 110 Enterprise Boulevard, Bozeman, Montana, approximately 3,444 square feet of office space at 45 Discovery Drive, Bozeman, Montana, approximately 9,184 square feet of office space at 77 Discovery Drive, Bozeman, Montana, and approximately 12,912 square feet of office space at 100 Enterprise Boulevard, Bozeman, Montana. Greg Gianforte, our Chairman, Chief Executive Officer and President, and Steve Daines, our Vice President of Customer Delivery, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners, respectively. The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines’ father, Clair Daines, who is a commercial real estate developer and builder. The 40 Enterprise Boulevard lease has a 120-month term that started April 1, 2001, with an option to extend for one additional 120-month period. The 110 Enterprise Boulevard lease has a 60-month term that started June 13, 2005 with an option to extend for two 60-month terms. The 136 Enterprise Boulevard lease has a 120-month term that commenced on February 23, 2007, with two options to extend each for an additional 60-month period, and the right to terminate after 84 months of occupancy with 24 months prior written notice of termination. The 45 Discovery Drive lease has a 12-month term that started May 1, 2005 and thereafter will continue on a month to month basis. The 77 Discovery Drive lease has a 60-month term that started April 1, 2005, with an option to extend for two additional 60-month periods. Our current rent is $35,460 per month for the 40 Enterprise Boulevard lease; $11,105 per month for the 77 Discovery Drive lease; $2,776 per month for the 45 Discovery Drive lease; $15,613 per month for the 110 Enterprise Boulevard lease; and $35,220.50 for the 136 Enterprise Boulevard lease, including insurance, taxes and common area maintenance, but excluding utilities. We believe that the terms of these leases are no less favorable to us than they would have been if obtained from unaffiliated third parties.

Use of Bozeman Incubator Aircraft.   We paid Bozeman Incubator approximately $18,400 in 2006 for a portion of fuel costs for the use of their aircraft from time to time by Greg Gianforte, our Chairman, Chief Executive Officer and President, and various other of our executive officers, for business travel required by us. Mr. Gianforte and his spouse own Bozeman Incubator and Mr. Gianforte is its President. We terminated this relationship with Bozeman Incubator in May 2006.

Vice President of Marketing.   On January 24, 2006, Jason Mittelstaedt became our Vice President of Marketing. Pursuant to the terms of Mr. Mittelstaedt’s offer letter, Mr. Mittelstaedt (i) receives an annual base salary of $160,000 and a target bonus potential of $50,000; (ii) was granted an option to purchase up to 75,000 shares of our common stock pursuant to the terms of our 2004 Equity Incentive Plan, including an accelerated vesting provision in the event of termination of Mr. Mittelstaedt’s employment within 12 months following a change in control; and (iii) is entitled to receive six months’ salary and bonus as severance and acceleration of an additional 12.5% of any then-unvested option shares in the event of his termination by us other than for cause. Mr. Mittelstaedt ceased to be an executive officer as of November 16, 2006, but continues to be employed by the Company as the Vice President of Marketing.

President of Field Operations.   On October 9, 2006, we appointed Jay C. Rising as our President of Field Operations. Pursuant to the terms of Mr. Rising’s offer letter, Mr. Rising (i) receives an annual base salary of $275,000 and a target bonus potential of $200,000; (ii) was granted an option to purchase up to 15,000 shares of our common stock pursuant to the terms of our 2004 Equity Incentive Plan, (iii) is entitled to receive six months’ salary and bonus continuation as severance and acceleration of 100% of any then-unvested option shares in the event of termination of his employment within 12 months following a change in control; (iv) is entitled to receive six months’ salary and bonus continuation as severance and acceleration of an additional 12.5% of any then-unvested option shares in the event of termination of his employment other than for cause; (v) is entitled to receive up to $30,000 in normal, reasonable relocation expense reimbursement if he relocates to Bozeman, Montana, which he must reimburse the Company if he voluntarily terminates his employment with the Company within six months of his date of hire; and (vi) is entitled to receive the same amount in relocation expense reimbursement for moving out of Bozeman, Montana if his employment is terminated within the first three years for any reason other than cause. Mr. Rising resigned on April 15, 2007.

Transition Assistance.   On October 7, 2006, we terminated the appointment of our former President of Field Operations, Peter Durnning. Pursuant to the terms of a letter agreement dated October 7, 2006, Mr. Durnning will continue his employment with the Company through August 9, 2007 to assist with the transition of Mr. Rising as our new President of Field Operations, and Mr. Dunning will (i) continue as our employee until the end of business on August 9, 2007; (ii) make himself available to provide transition and other services as agreed between him and the Company; (iii) be paid a monthly sum through the end of business on October 7, 2007 to reimburse him for COBRA costs if he becomes ineligible to participate in the Company’s employee health benefit plan; and (iv) receive a base salary of $465,000 per annum during the period of continued employment, but will not be eligible for any bonus payments. If Mr. Dunning’s continued employment ends for any reason prior to August 9, 2007, including without limitation due to his death, disability, or termination by the Company, other than upon his voluntary resignation, the Company will (a) continue to pay him or, upon his death, his estate, the base salary described above through the end of business on August 9, 2007 and (b) pay the COBRA costs described above. The Company has agreed not to terminate Mr. Dunning’s continued employment other than for “Cause” as defined in the stock option agreement pertaining to his August 6, 2003 stock option grant.

Indemnification Agreements.   We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Person Transactions.   Under Item 404 of SEC Regulation S-K , a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, since the beginning of our last fiscal year, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Pursuant to its written charter, our Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions and potential conflict of interest situations involving any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons. In addition, our Code of Ethics and Business Conduct requires that our officers and employees use good judgment to adhere to high ethical standards with respect to situations that create an actual or potential conflict between such person’s personal interests and the interests of RightNow.

Our Audit Committee also has adopted written policies and procedures for related person transactions that require the Audit Committee to review any proposed transaction with related persons to determine if it rises to the level of a related person transaction covered by Item 404 of Regulation S-K and, if it does, then such related person transaction must be approved or ratified by the disinterested members of the Audit Committee. Our management must disclose to the Audit Committee all material information regarding actual and proposed related person transactions known to them that involve our directors, nominees for director, executive officers, persons known to be five percent or greater beneficial owners of our stock, and any member of the immediate family of any of the foregoing persons. A related person will not be deemed to have a material interest in a transaction if the interest arises only: (a) from the person’s position as a director of another corporation or organization that is a party to the transaction; or (b) from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person or entity (other than a partnership) which is a party to the transaction; or (c) from a combination of both (a) and (b); or (d) from the person’s position as a limited partner in a partnership in which the person and all other related persons, have an interest of less than ten percent, and the person is not a general partner of and does not hold another position in the partnership. Additionally, our general counsel reviews our sales pipeline every three months to identify customer prospects that are associated with any of our directors, nominees for director, executive officers, five percent or greater beneficial owners of our stock, and any member of the immediate family of any of the foregoing persons, which must thereafter be approved by our Audit Committee prior to accepting any such orders if it would constitute a related person transaction.

Our Audit Committee has determined that the following categories of transactions shall be deemed preapproved by the Audit Committee, notwithstanding the fact that they are related person transactions:

•       compensation to executive officers determined by our Compensation Committee;

•       compensation to directors determined by our Compensation Committee or our Board; and

•       transactions in which all security holders receive proportional benefits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of RightNow. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of these forms, we believe that during 2006, each of our executive officers, directors and holders of ten percent or more of our common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act, except as described below:

One report on Form 4 under Section 16(a) of the Securities Exchange Act of 1934, reporting one transaction in our common stock, was not timely filed by Mr. Dunning due to a broker’s failure to notify Mr. Dunning of a sale that took place.

ANNUAL REPORT

We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on March 14, 2007. A copy of the Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. No separate annual report to the stockholders was prepared by us. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission’s Web site at http://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate Secretary, RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

By Order of the Board of Directors
of RightNow Technologies, Inc.

Alan A. Rassaby
Secretary
Dated: May 4, 2007

APPENDIX A

RIGHTNOW TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN
As Amended and Restated through April 24, 2007

Section 1.   Purpose.   The purpose of the RightNow Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”) is to promote the interests of RightNow Technologies, Inc. (the “Company”) and its stockholders by aiding the Company in attracting, retaining and providing incentives to employees, officers, directors who are not also employees (“Non-Employee Directors”), consultants and independent contractors.

Section 2.   Definitions.   As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean either the Board of Directors of the Company (the “Board”) or a committee of the Board appointed by the Board (the “Compensation Committee”) to administer the Plan and composed of not less than two directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan) and each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Eligible Person” shall mean any employee, officer, director (including any Non-Employee Director), consultant or independent contractor providing services or other benefits to the Company or any Affiliate who the Committee determines to be an Eligible Person.

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than: (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange; (ii) the last sale price, if the Shares are then quoted on the Nasdaq Global Market; or (iii) in all other cases, the average of the closing representative bid and asked prices of the Shares, all on the date as of which Fair Market Value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

“Person” shall mean any individual, corporation, partnership, association or trust.

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

“Shares” shall mean shares of Common Stock, $0.001 par value, of the Company, or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.   Administration.

(a)   Power and Authority of the Committee.   The Plan shall be administered by the Compensation Committee with respect to grants to the officers and directors of the Company and by the Board with respect to grants to all other Eligible Persons. The Compensation Committee may from time to time assist the Board in administering the Plan with respect to Eligible Persons who are not officers or directors of the Company, or the Board may delegate such administration function entirely to the Compensation Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any Award made under or instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

Section 4.   Shares Available for Awards.

(a)   Shares Available.   Subject to adjustment as provided in Section 4(c), the total number of Shares available for granting Awards and/or Incentive Stock Options under the Plan shall be 3,500,000, plus an automatic annual increase in the total number of Shares available for granting Awards and/or Incentive Stock Options, on the first day of each of the Company’s fiscal years beginning in 2005 and ending in 2014, equal to the lesser of (i) 1,000,000 shares of Common Stock or (ii) four percent of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by the Board. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b)   Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(c) of the Plan.

(c)   Adjustments.   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)   Award Limitations Under the Plan.   No Eligible Person may be granted any Award or Awards, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 1,000,000 Shares, subject to adjustment as provided in the Plan, in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any “performance-based” Awards within the meaning of Section 162(m) of the Code.

Section 5.   Eligibility.   Any Eligible Person of the Company or any Affiliate shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.   Awards.

(a)   Options.   The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)   Exercise Price.   The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the purchase price for Shares underlying Incentive Stock Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, or 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option if the Participant owns directly or indirectly greater than 10% of the Company’s outstanding capital stock.

(ii)   Option Term.   The term of each Option shall be fixed by the Committee; provided, however, that the term shall not exceed 10 years, or, in the case of Incentive Stock Options, 5 years if the Participant owns directly or indirectly greater than 10% of the Company’s outstanding capital stock.

(iii)   Time and Method of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)   Stock Appreciation Rights.   The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)   Restricted Stock and Restricted Stock Units.   The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)   Restrictions.   Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)   Stock Certificates; Delivery of Shares.   Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Promptly upon the lapse or waiver of applicable restrictions, Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(iii)   Forfeiture.   Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)   Performance Awards.   The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)   Other Stock-Based Awards.   The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(f)   General.

(i)   No Cash Consideration for Awards.   Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)   Awards May Be Granted Separately or Together.   Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)   Forms of Payment under Awards.   Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iv)   Limits on Transfer of Awards.   No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement or amendment thereto relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)   Term of Awards.   The term of each Award shall be for such period as may be determined by the Committee.

(vi)   Restrictions; Securities Exchange Listing.   All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause appropriate entries to be made or legend or legends to be affixed on any such certificates to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been listed on such securities exchange.

(g)   Directors’ Options.

(i)   Annual Grant.   Each Non-Employee Director shall receive annually on the date of each annual stockholders’ meeting Non-Qualified Options to purchase 15,000 Shares, provided that such Non-Employee Director has not received an initial grant as described in Section 6(g)(ii) below during the same calendar year. Each chair of each committee of the Board shall receive annually on the date of each annual stockholders’ meeting additional Non-Qualified Options to purchase 5,000 Shares, provided that such committee chair has not received an initial grant as described in Section 6(g)(ii) below during the same calendar year. The lead independent director of the Board shall receive annually on the date of each annual stockholders’ meeting additional Non-Qualified Options to purchase 1,000 Shares, provided that such lead independent director has not received an initial grant as described in Section 6(g)(ii) below during the same calendar year. The exercise prices for the Shares shall be the Fair Market Value of the Shares on the date of the grants. Each Option shall become exercisable immediately upon grant, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan.

(ii)   Initial Grant.   Upon appointment or initial election to the Board, each Non-Employee Director shall receive an Option to purchase 30,000 Shares. The exercise price for the Shares shall be the Fair Market Value of the Shares on the date of grant. Each Option shall become exercisable in twelve installments of 2,500 Shares every three months from the date of grant, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan.

(iii)   No Limitation on Other Awards.   The provisions of this Section 6(g) shall not prevent the Committee from granting other and additional Awards to Non-Employee Directors, subject only to the terms and conditions set forth in the Plan.

Section 7.   Amendment and Termination; Adjustments.   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)   Amendments to the Plan.   The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such stockholder approval:

(i)   would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

(ii)   would violate the rules or regulations of the Nasdaq National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(iii)   would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)   Amendments to Awards.   The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

(c)   Correction of Defects, Omissions and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.   Income Tax Withholding; Tax Bonuses.

(a)   Withholding.   In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes that are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)   Tax Bonuses.   The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.   General Provisions.

(a)   No Rights to Awards.   No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

(b)   Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

(c)   No Rights of Stockholders.   Except with respect to Restricted Stock and other grants of Common Stock of the Company, neither a Participant nor the Participant’s legal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)   No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)   No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a director, of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or the term of a Non-Employee Director at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the term of a Non-Employee Director free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)   Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

(g)   Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)   Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)   Section 16 Compliance.   The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

Section 10.   Effective Date of the Plan.   The Plan shall be effective as of the date (the “Effective Date”) immediately prior to the date on which the Company’s registration statement relating to its initial public offering of Common Stock is declared effective by the Securities and Exchange Commission, subject to approval by the Company’s stockholders in accordance with applicable law.

Section 11.   Term of the Plan.   Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the end of such period.

DETACH PROXY CARD HERE

(continued from other side)

1                   To elect three directors to serve for a three-year term ending at the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal:

01. Greg R. Gianforte,  02. Gregory M. Avis,  03. Thomas W. Kendra

☐        FOR all nominees listed (except as
indicated to the contrary hereon)

☐        WITHHOLD AUTHORITY to vote for
all nominees listed

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2                   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3                   To approve an amendment to our 2004 Equity Incentive Plan to provide for an automatic annual stock option grant to our lead independent director.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4                   To reapprove the Company’s 2004 Equity Incentive Plan to preserve the Company’s ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5                     In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting, or any adjournment or postponement thereof.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals.  This Proxy, when properly executed, will be voted as specified above.  If no specification is made, this Proxy will be voted IN FAVOR OF the election of all of the directors listed above and IN FAVOR OF Proposals Two, Three and Four, and in accordance with the discretion of the proxies on any other matters to come before the Annual Meeting.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as its name appears hereon and returned promptly in the enclosed envelope. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

Date:

Please sign your name:

(Authorized Signature(s))

(Authorized Signature(s))

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

DETACH PROXY CARD HERE

PROXY

RIGHTNOW TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RIGHTNOW TECHNOLOGIES, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held Thursday, June 7, 2007 and the Proxy Statement and appoints Greg R.Gianforte and Susan J. Carstensen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of RIGHTNOW TECHNOLOGIES, INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715, on Thursday, June 7, 2007 at 11:30 a.m. Mountain Daylight Savings Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

(continued and to be signed on the reverse side)